UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2011

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Co-Registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer of Warner Music Group Corp.

On November 10, 2011, Warner Music Group Corp. (“WMG”) issued a press release to announce that Brian Roberts shall be promoted to the position of WMG’s Executive Vice President and Chief Financial Officer, effective no later than January 1, 2012, reporting to WMG’s CEO, Stephen Cooper. Mr. Roberts shall succeed Steven Macri in this role. Mr. Macri, who has served WMG as its Executive Vice President and CFO since 2008, has decided to leave WMG but shall remain in his position until up to December 31, 2011 in order to ensure a smooth transition. Since 2007, Mr. Roberts has served as Senior Vice President and CFO of Warner/Chappell Music, WMG’s music publishing business.

Mr. Roberts has entered into an employment agreement with Warner Music Inc. (the “Company”) dated as of November 10, 2011. The employment agreement, among other things, includes the following terms: (i) the term of Mr. Roberts’ employment as Executive Vice President and CFO of WMG shall begin on January 1, 2012 or such earlier date as the Company may designate and end on December 31, 2015 and (ii) effective as of January 1, 2012 or such earlier date, Mr. Roberts shall be paid an annual base salary of $550,000 and a target bonus of $550,000.

In the event the Company terminates Mr. Roberts’ employment agreement for any reason other than for cause or if Mr. Roberts terminates his employment for good reason, each as defined in the agreement, Mr. Roberts shall be entitled to severance benefits equal to: (i) $620,000 and (ii) continued participation in the Company’s group health and life insurance plans for up to one year after termination.

The employment agreement also contains standard covenants relating to confidentiality and a one-year post-employment non-solicitation covenant.

Mr. Roberts’ employment agreement is filed as Exhibit 10.1 hereto and is hereby incorporated by reference.

Separation Agreement of Steven Macri

In order to secure Mr. Macri’s services through December 31, 2011 to ensure a smooth transition, on November 10, 2011, the Company and Mr. Macri entered into a Separation Agreement and Release (the “Separation Agreement”). Set forth below is a summary of the material terms of the Separation Agreement.

The Separation Agreement provides that Mr. Macri’s employment with the Company will end on December 31, 2011 and he shall remain in his position up to December 31, 2011 or such earlier date as the Company may designate. The Separation Agreement also provides Mr. Macri with severance payments in the form of salary continuation and benefits generally consistent with those he would have been entitled to for a termination without cause as defined in his employment agreement dated July 21, 2008, as amended. Subject to a release of claims against the Company and its affiliates and his adherence to certain confidentiality and non-solicitation covenants, Mr. Macri shall be entitled to a cash severance payment equal to the sum of (i) $1,200,000 and (ii) a prorated portion of his $600,000 target bonus with respect to the portion of the 2012 fiscal year for which he is employed by the Company. Such payments will be made by the Company in accordance with its regular payroll practices by means of equal periodic payments at such times as the Company makes payroll payments to employees generally during the one-year period immediately following the date on which Mr. Macri’s employment terminates (less required withholding). The Separation Agreement also provides that Mr. Macri will receive a bonus of $600,000 with respect to the 2011 fiscal year.

Additionally, under the terms of the Separation Agreement, Mr. Macri shall be eligible to receive (i) continued participation in the Company’s group health plans until the earlier of the last day he is entitled to receive salary continuation severance payments as described above or the date he becomes eligible for another medical insurance plan (the value of continued benefit participation is estimated to be approximately $50,000 a year), (ii) continued participation in the Company’s basic life insurance plan through the last day he is entitled to receive salary continuation payments as described above as if he were a full-time employee of the Company and (iii) payment for any accrued and unused vacation time through the date his employment with the Company terminates.

Mr. Macri shall continue to be paid at his current salary through the date his employment with the Company terminates.

Mr. Macri’s Separation Agreement is filed as Exhibit 10.2 hereto and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated as of November 10, 2011, between Warner Music Inc. and Brian Roberts.

10.2	Separation Agreement and Release, dated November 10, 2011, between Warner Music Inc. and Steven Macri.

99.1	Press Release of Warner Music Group Corp. dated November 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ Paul Robinson Paul Robinson EVP and General Counsel

Date: November 10, 2011

WMG ACQUISITION CORP.

BY:	/s/ Paul Robinson Paul Robinson EVP and General Counsel

Date: November 10, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of November 10, 2011, between Warner Music Inc. and Brian Roberts.

10.2	Separation Agreement and Release, dated November 10, 2011, between Warner Music Inc. and Steven Macri.

99.1	Press Release of Warner Music Group Corp. dated November 10, 2011.